UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

November 14, 2005 (November 14, 2005)

Date of Report (Date of earliest event reported)

Gevity HR, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-22701	65-0735612
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 301 Boulevard West

Bradenton, Florida 34205

(Address of principal executive offices and zip code)

(941) 741-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

The board of directors of Gevity HR, Inc. (the "Company") and the compensation committee thereof, from time to time, grant equity awards to employees and directors of the Company under the Gevity HR, Inc. 2005 Equity Incentive Plan. The 2005 Plan was previously approved by the board of directors and the shareholders of the Company on May 12, 2005 and was filed as Exhibit B to the Company's Proxy Statement on Schedule 14A as filed on April 8, 2005.

On May 25, 2005, Gevity filed the forms of agreements and notices to evidence various types of awards made to the Company’s employees and directors pursuant to the 2005 Plan on a Form S-8 Registration Statement. Since that date, the Company has made minor modifications to certain of those forms of awards and has provided for separate awards for executive officers of the Company. The revised, current form of each of the awards for the 2005 Plan are included for filing herewith as Exhibits 10.1 through 10.6.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
10.1	Form of Employee Stock Option Award pursuant to the Gevity HR, Inc. 2005 Equity Incentive Plan
10.2	Form of Employee Restricted Stock Award pursuant to the Gevity HR, Inc. 2005 Equity Incentive Plan
10.3	Form of Executive Stock Option Award pursuant to the Gevity HR, Inc. 2005 Equity Incentive Plan
10.4	Form of Executive Restricted Stock Award pursuant to the Gevity HR, Inc. 2005 Equity Incentive Plan
10.5	Form of Non-Employee Director Stock Option Award pursuant to the Gevity HR, Inc. 2005 Equity Incentive Plan
10.6	Form of Non-Employee Director Restricted Stock Award pursuant to the Gevity HR, Inc. 2005 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2005

GEVITY HR, INC.

By:	/s/ Gregory M. Nichols
Name: Gregory M. Nichols
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Employee Stock Option Award pursuant to the Gevity HR, Inc. 2005 Equity Incentive Plan
10.2	Form of Employee Restricted Stock Award pursuant to the Gevity HR, Inc. 2005 Equity Incentive Plan
10.3	Form of Executive Stock Option Award pursuant to the Gevity HR, Inc. 2005 Equity Incentive Plan
10.4	Form of Executive Restricted Stock Award pursuant to the Gevity HR, Inc. 2005 Equity Incentive Plan
10.5	Form of Non-Employee Director Stock Option Award pursuant to the Gevity HR, Inc. 2005 Equity Incentive Plan
10.6	Form of Non-Employee Director Restricted Stock Award pursuant to the Gevity HR, Inc. 2005 Equity Incentive Plan